Exhibit 10.1

Mary O’Neill	Citigroup
Vice President	1 North Wall Quay
Trade Business Management	Dublin 1, Ireland
Aspen Insurance Limited (“Aspen”)
Maxwell Roberts Building
1 Church Street
Hamilton
HM 11
Bermuda
Attention: Bryan Astwood
Date: 28 October 2008
Dear Sir,
Committed Letter of Credit Facility Letter dated 11 October 2006, as amended, varied, supplemented, novated or assigned as the case may be.
With reference to the above Facility Letter, and with effect upon Aspen’s counter-signature of a copy of this letter, the following amendments shall be made:-
1.	The paragraph headed “Amount” shall be deleted in its entirety and replaced by the following:-

“The Facility shall be in a maximum aggregate amount of US$450,000,000 (“the Facility Limit”)”.

2.	The paragraph headed “Fees” shall be deleted in its entirety and replaced by the following:-

“The Company shall pay to the Bank in arrears on each Quarter Day a letter of credit fee in an amount equal to
(a)	0.2% (on an annualised basis) in respect of the amount of credit drawn, where such amount is secured by Type 1 Financial Assets (as defined in the Schedule 1 of the Pledge Agreement); and/or

(b)	0.25% (on an annualised basis) in respect of the amount of credit drawn, where such amount is secured by Type 2 Financial Assets (as defined in Schedule 1 of the Pledge Agreement).
and each within the Facility Limit and the terms of Schedule 1 of the Pledge Agreement.

The Company shall pay to the Bank in arrears on each Quarter Day a commitment fee in an amount equal to (a) 0.1% (on an annualised basis) of the principal amount of undrawn credit on that Quarter Day.”
Save as expressly provided in this letter, the provisions of the Facility Letter shall remain in full force and effect.
Citibank Europe plc
Directors: Shirish Apte (U.K.) Aidan M Brady, Sanjeeb Chaudhuri (U.K.), Maurice F Doyle, Mark Fitzgerald, James Foster (U.K.), Brian Hayes, Peter Maskrey (U.K.), Frank McCabe, Naveed Sultan (U.K.), Francesco Vanni d’Archirafi (Italy), Tony Woods.
Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.
Ultimately owned by Citigroup Inc., New York, U.S.A.
Citibank Europe plc is regulated by the Financial Regulator

Please countersign and return the enclosed copy of this letter, which may be in any number of counterparts (including facsimile counterparts).

Yours faithfully
/s/ Mary O'Neill
For Citibank Europe Plc
We hereby confirm our agreement to the above.

Dated: October 29, 2008	Dated: October 29, 2008
Signed:	Signed:
/s/ Bryan Astwood	/s/ David Skinner
for and on behalf of	for and on behalf of
ASPEN INSURANCE LIMITED	ASPEN INSURANCE LIMITED

Citibank Europe plc
Directors: Shirish Apte (U.K.) Aidan M Brady, Sanjeeb Chaudhuri (U.K.), Maurice F Doyle, Mark Fitzgerald, James Foster (U.K.), Brian Hayes, Peter Maskrey (U.K.), Frank McCabe, Naveed Sultan (U.K.), Francesco Vanni d’Archirafi (Italy), Tony Woods.
Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.
Ultimately owned by Citigroup Inc., New York, U.S.A.
Citibank Europe plc is regulated by the Financial Regulator